                               e~navigator Fund

                                    Form of
                            Distribution Agreement


     AGREEMENT made this __ day of ______, 1998 by and between e~navigator Fund, a Massachusetts business trust (the "Fund"), and NEW ENGLAND SECURITIES CORPORATION, a Massachusetts corporation (the "Distributor").


                              W I T N E S S E T H:

     WHEREAS, this Agreement has been approved by the Trustees of the Trust in contemplation of the transfer by the Distributor of its rights to receive the Distribution Fee (as defined in the Distribution and Service Plan attached hereto as Exhibit A) to a financing party in order to raise funds to cover distribution expenditures;

     WHEREAS, the Trustees of the Trust recognize the importance to the Trust of the Distributor being able to obtain financing with which to pay commissions on shares of the Trust at the time of sale;

     WHEREAS, the Trustees of the Trust acknowledge that by providing financing to the Distributor the financing party enables the Distributor to provide valuable services to the Trust (as defined below); and

     WHEREAS, the Trustees of the Trust, in the context of considering the best interests of the Trust and its shareholders at the time of and in preparation for any vote, consent or other action that the Trustees of the Trust may from time to time take relating to the continued receipt by the Distributor (and/or the financing party) of the Distribution Fee, intend to consider the effect on the Distributor and any financing party of any such vote, consent or action.

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the Trust and the Distributor agree as follows:

1.   Distributor.  The Trust hereby appoints the Distributor as general
     -----------
     distributor of shares of beneficial interest of the Trust ("Trust shares") during the term of this Agreement. The Trust reserves the right, however, to refuse at any time or times to sell any Trust shares hereunder for any reason deemed adequate by the Board of Trustees of the Trust.

2.   Sale and Payment.  Under this agreement, the following provisions shall
     ----------------
     apply with respect to the sale of and payment for Trust shares:

     (a) The Distributor shall have the right, as principal, to purchase Trust shares from the Trust at their net asset value and to sell such shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right, as principal, to sell shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor.

     (b) Prior to the time of delivery of any shares by the Trust to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such shares. The Distributor shall retain so much of any sales charge or underwriting discount as is not allowed by it as a concession to dealers.

3.   Fees. For its services as general distributor of the Trust shares, the
     ----
     Trust shall pay to the Distributor (or its designee or transferee), the Distribution Fee at the rate and upon the terms and conditions set forth in the Distribution and Service Plan attached as Exhibit A hereto, and as amended from time to time. The Distribution Fee shall be accrued daily and paid monthly to the Distributor (or, at its direction, to its designee or transferee) as soon as practicable after the end of the calendar month in which it accrues, but in any event within five business days following the last day of the month. So long as this agreement and the Distribution and Service Plan have not been terminated in accordance with their respective terms, the Trust's obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid the Distribution Fee of the Distributor)).

4.   Public Offering Price. The public offering price shall be the net asset
     ---------------------
     value of Trust shares, plus any applicable sales charge, all as set forth in the current prospectus and statement of additional information ("prospectus") of the Trust. In no event shall the public offering price exceed 1000/942.50 of such net asset value, and in no event shall any underwriting discount exceed 5.75% of the public offering price. The net asset value of Trust shares shall be determined in accordance with the provisions of the agreement and declaration of trust and by-laws of the Trust and the current prospectus of the Trust.

5.   Trust Issuance of Trust Shares. The delivery of Trust shares shall be made
     ------------------------------
     promptly by a credit to a shareholder's open account for the Trust or by delivery of a share certificate. The Trust reserves the right (a) to issue Trust shares at any time directly to the shareholders of the Trust as a stock dividend or stock split, (b) to issue to such shareholders shares of the Trust, or rights to subscribe to shares of the Trust, as all or part of any dividend that may be distributed to shareholders of the Trust or as all or part of any optional or alternative dividend that may be distributed to shareholders of the Trust, and (c) to sell Trust shares in accordance with the current applicable prospectus of the Trust relating to the Trust shares.

6.   Redemption or Repurchase.  The Distributor shall act as agent for the Trust
     ------------------------
     in connection with the redemption or repurchase of Trust shares by the Trust to the extent and upon the terms and conditions set forth in the current applicable prospectus of the Trust, and the Trust agrees to reimburse the Distributor, from time to time upon demand, for any reasonable expenses incurred in connection with such redemptions or repurchases.

7.   Undertaking Regarding Sales.  The Distributor shall use reasonable efforts
     ---------------------------
     to sell Trust shares but does not agree hereby to sell any specific number of Trust shares and shall be free to act as distributor of the shares of other investment companies. Trust shares will be sold by the Distributor only against orders therefor. The Distributor shall not purchase Trust shares from anyone except in accordance with Sections 2 and 6 and shall not take "long" or "short" positions in Trust shares contrary to the agreement and declaration of trust or by-laws of the Trust.

8.   Compliance.  The Distributor shall conform to the Rules of Fair Practice of
     ----------
     the NASD and the sale of securities laws of any jurisdiction in which it sells, directly or indirectly, any Trust shares. The Distributor agrees to make timely filings, with the Securities and Exchange Commission in Washington, D.C. (the "SEC"), the NASD and such other regulatory authorities as may be required, of any sales literature relating to the Trust and intended for distribution to prospective investors. The Distributor also agrees to furnish to the Trust sufficient copies of any agreements or plans it intends to use in connection with any sales of Trust shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use (which the Trust agrees to use its best efforts to do as expeditiously as reasonably possible), and not to use them until so filed and cleared.

9.   Registration and Qualification of Trust Shares. The Trust agrees to
     ----------------------------------------------
     execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the Trust shares for sale under the so-called Blue Sky Laws of any state or for maintaining the registration of the Trust and of the Trust shares under the federal Securities Act of 1933 and the federal Investment Company Act of 1940 (the "1940 Act"), to the end that there will be available for sale from time to time such number of Trust shares as the Distributor may reasonably be expected to sell. The Trust shall advise the Distributor promptly of (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust or the Trust shares, or rights to offer Trust shares for sale, and
     (b) the happening of any event which makes untrue any statement or which requires the making of any change in the Trust's registration statement or its prospectus relating to the Trust shares in order to make the statements therein not misleading.

10.  Distributor Independent Contractor.  The Distributor shall be an
     ----------------------------------
     independent contractor and neither the Distributor nor any of its officers or employees as such is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

11.  Expenses Paid by Distributor.  While the Distributor continues to act as
     ----------------------------
     agent of the Trust to obtain subscriptions for and to sell Trust shares, the Distributor shall pay the following:

     (a) all expenses of printing (exclusive of typesetting) and distributing any prospectus for use in offering Trust shares for sale, and all other copies of any such prospectus used by the Distributor, and

     (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering Trust shares for sale.

12.  Interests in and of Distributor.  It is understood that any of the
     -------------------------------
     shareholders, trustees, officers, employees and agents of the Trust may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the agreement and declaration of trust or by-laws of the Trust, in the limited partnership agreement of the Distributor or by specific provision of applicable law.

13.  Effective Date and Termination.  This Agreement shall become effective as
     ------------------------------
     of the date of its execution, and

     (a) Unless otherwise terminated, this Agreement shall continue in effect with respect to the shares of the Trust so long as such continuation is specifically approved at least annually (i) by the Board of Trustees of the Trust or by the vote of a majority of the votes which may be cast by shareholders of the Trust and (ii) by a vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Distributor or the Trust, cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement may at any time be terminated on sixty days' notice to the Distributor either by vote of a majority of the Trust's Board of Trustees then in office or by the vote of a majority of the votes which may be cast by shareholders of the Trust.

     (c) This Agreement shall automatically terminate in the event of its assignment (excluding for this purpose any assignment of rights to payment described in the recitals and in Section 18 of the Agreement which are hereby ratified and approved).

     (d) This Agreement may be terminated by the Distributor on ninety days' written notice to the Trust.

Termination of this Agreement pursuant to this section shall be without payment of any penalty.

14.  Definitions.  For purposes of this Agreement, the following definitions
     -----------
     shall apply:

     (a) The "vote of a majority of the votes which may be cast by shareholders of the Trust" means (1) 67% or more of the votes of the Trust present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust entitled to vote at such meeting are present; or (2) the vote of the holders of more than 50% of the outstanding shares of the Trust entitled to vote at such meeting, whichever is less.

     (b) The terms "affiliated person", "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

15.  Amendment.  This Agreement may be amended at any time by mutual consent of
     ---------
     the parties, provided that such consent on the part of the Trust shall be approved (i) by the Board of Trustees of the Trust or by vote of a majority of the votes which may be cast by shareholders of the Trust and (ii) by a vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Distributor or the Trust cast in person at a meeting called for the purpose of voting on such approval.

16.  Applicable Law and Liabilities.  This Agreement shall be governed by and
     ------------------------------
     construed in accordance with the laws of The Commonwealth of Massachusetts. All sales hereunder are to be made, and title to the Trust shares shall pass, in Boston, Massachusetts.

17.  Limited Recourse.  The Distributor hereby acknowledges that the Trust's
     ----------------
     obligations hereunder with respect to the shares of the Series are binding only on the assets and property belonging to the Trust.

18.  Payments to Distributor's Transferees.  The Distributor may transfer its
     -------------------------------------
     rights to payments hereunder with respect to Trust shares (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Trust. In connection with the foregoing, the Series is authorized to pay all or a part of the Distribution Fee directly to such transferee as directed by the Distributor.

19.  Liquidation etc.  As long as the Distribution and Service Plan is in
     ---------------
     effect, the Trust shall not change the manner in which the Distribution Fee is computed (except as may be required by a change in applicable law after the date hereof) or adopt a plan of liquidation without the consent of the Distributor (or any designee or transferee of the Distributor's rights to receive payment hereunder in respect of Trust shares) except in circumstances where a surviving entity or transferee of the Trust's assets adopts the Distribution and Service Plan and assumes the obligations of the Trust to make payments to the Distributor (or its transferee) hereunder in respect of Trust shares.

20.  "Distributor's Shares" etc.  The Trust agrees that it will not pay any
     ---------------------------
     portion of the Distribution Fee to any person other than the Distributor (or its designee or transferee) without the written consent of the Distributor. To the extent permitted under the 1940 Act, the terms of this
     Section 20 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                         e~navigator Fund


                         By________________________________


                         New England Securities Corporation


                         By________________________________

     A copy of the Agreement and Declaration of Trust establishing e~navigator Fund (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

                                      -7-